Exhibit 99.1

Sovos Brands Stockholders Vote to Approve Acquisition by Campbell

Louisville, Colo., October 16, 2023 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO) today announced that its stockholders, at a Special Meeting of Stockholders held earlier today, approved the previously announced acquisition of the Company by Campbell Soup Company (“Campbell”) (NYSE:CPB). 92.38% of the Company’s outstanding shares were voted, with 99.99% of the votes cast in favor of the proposal. Under the terms of the merger agreement, Campbell will acquire all the outstanding shares of Sovos Brands, Inc. for $23.00 per share in cash. The Company will be filing the final voting results on a Form 8-K with the Securities and Exchange Commission.

The closing of the transaction remains subject to various closing conditions, including regulatory approval. The Company expects that the transaction will close during the fourth quarter of 2023, assuming that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the merger has expired or been terminated in this period.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, and any other statements regarding future expectations or future events or outcomes that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of the Company or Campbell, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and the risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s Definitive Proxy Statement relating to the proposed transaction filed on September 13, 2023, the Company’s Definitive Additional Materials  filed on October 10, 2023, the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive.

Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this communication. The Company disclaims any obligation to update forward-looking statements except as required by law.